
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1995
<CASH>                                     106,460,248
<SECURITIES>                                         0
<RECEIVABLES>                                5,498,964<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             114,822,056<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               114,822,056<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            28,025,066<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,123,749
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             15,901,317
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         15,901,317
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                15,901,317
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $5,117,123 and interest receivable of $381,841.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,533,889 and net option premiums of $328,955.
<F3>Liabilities include accrued brokerage commissions of $776,253, redemptions payable of $683,809, and accrued management fees of $376,365.
<F4>Total revenue includes realized trading revenue of $26,334,748, net change in unrealized of ($1,552,659) and interest income of $3,242,977.

